EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Johnson & Johnson of our report dated January 25, 1999, except as to the pooling of interests with Centocor, Inc. which is as of October 6, 1999, relating to our audit of the supplemental consolidated financial statements of Johnson & Johnson and subsidiaries as of January 3, 1999 and December 28, 1997, and for each of the three fiscal years in the period ended January 3, 1999, which report appears in the Current Report on Form 8-K of Johnson & Johnson filed on December 14, 1999. We also consent to the incorporation by reference in such Registration Statement of our report dated January 25, 1999 relating to our audit of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of January 3, 1999 and December 28, 1997, and for each of the three fiscal years in the period ended January 3, 1999, which report is included in the Johnson & Johnson 1998 Annual Report to Shareowners, which is incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 3, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                /s/ PricewaterhouseCoopers LLP
                                                ------------------------------
          PricewaterhouseCoopers LLP


New York, New York
December 27, 1999